Exhibit 4.1

Dated: properly endorsed. is the owner of CLEVELAND, OH OR NEW YORK, NY THIS CERTIFICATE IS TRANSFERABLE IN WITHOUT PAR VALUE TREASURER SIGNATURE TO COME transferable on the books of the THIS CERTIFIES THAT TEMPORARY FULLY Witness the facsimile signatures of the Corporation’s duly authorized officers. PAID AND NON-ASSESSABLE SHARES OF THE COMMON SHARES CLASS A This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. CLASS A INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO DSW INC. CERTIFICATE—EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE WHEN READY COMMON SHARES OF PRESIDENT SIGNATURE TO COME Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate FOR DELIVERY. Authorized Signature SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 23334L 10 2 By Transfer Agent and Registrar (Cleveland, Ohio) NATIONAL CITY BANK Countersigned and Registered: AMERICAN BANK NOTE COMPANY PRODUCTION COORDINATOR: MIKE PETERS: 931-490-1714711 ARMSTRONG LANE PROOF OF MAY 26, 2005 COLUMBIA, TENNESSEE 38401 DSW INC. (931) 388-3003 TSB 19933 FC 7B SALES: R. JOHNS 212-269-0339 X 13 OPERATOR Ron ETHER 19 / LIVE JOBS / D / DSW / 19933 FACE Rev. 1 COLORS SELECTED FOR PRINTING: Intaglio prints in SC-7 dark blue. COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGESMAKE CHANGES AND SEND ANOTHER PROOF

The Corporation will furnish without charge within five days after receipt of written request therefor to each shareholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT MIN ACT — Custodian TEN ENT — as tenants by the entireties (Cust) (Minor) JT TEN — as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act (State) in common Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) shares of the Class A Common Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Certificate on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SIGNATURE(S) GUARANTEED: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.